EXHIBIT 99.1

ChinaCast Education Corporation Expands Board of Directors

Beijing, October 3, 2011 -- ChinaCast Education ("ChinaCast" or the "Company", Nasdaq GS: ), a leading post-secondary education and e-learning services provider in China, today announced that consistent with the Company’s efforts to effectively manage its growth strategy and to enhance its corporate governance structure, the Board of Directors has approved the expansion of the Board from five to seven directors and has elected Mr. Stephen Markscheid and Ms. Hope Ni to fill the vacancies created by the increase.  Mr. Markscheid and Ms. Ni both qualify as independent directors within the Marketplace Rules of the Nasdaq Stock Market.

Mr. Stephen Markscheid, currently the Chief Executive Officer of Synergenz BioScience Ltd., has broad business experience as a banker, consultant, manager and corporate finance professional with more than 20 years experience in new business development in the US, Asia and Europe.  Mr. Markscheid previously worked at GE Capital, where he led their business development activities in China and Asia.  Prior to joining GE, he worked with the Boston Consulting Group and was a banker in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago.  His career began with the US-China Business Council, working in Washington D.C. and Beijing.  Mr. Markscheid earned a MBA with distinction from Columbia University (class valedictorian), a Masters in International Affairs and Economics from Johns Hopkins and a BA in East Asian Studies from Princeton University.  He has lived and worked in Asia for over sixteen years including China, Singapore, Hong Kong, Taiwan and Thailand. Besides his native English, he is fluent in Chinese and conversant in Japanese and French.  He also serves as board director of CNinsure, Inc., Jinko Solar Inc., China Energy Corporation, China Integrated Energy, Inc. and China Ming Yang Wind Group Co. Ltd.

Ms. Hope Ni, is currently the Chairman and Chief Executive Officer of Inspire Capital, which focuses on investments and business advisory.  She previously served as the chief financial officer and director for COGO Group Inc., a US listed company, which she joined in August 2004, and served as Vice Chairman of COGO Group in 2008.  Ms. Ni also spent six years as an attorney specializing in corporate finance at Skadden, Arps, Slate, Meagher & Flom LLP in New York and Hong Kong.  Prior to that, she worked at Merrill Lynch’s investment banking division in New York.  Ms. Ni is currently an independent director at JA Solar Holdings Co., Ltd., Digital China Holdings Ltd., Kong Zhong and ATA Inc.  She received her J.D. degree from the University of Pennsylvania Law School and her bachelor’s degree in Applied Economics and Business Management from Cornell University.

The Board appointed Mr. Markscheid to serve on the audit committee since he possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities Exchange Act of 1934.  Mr. Markscheid and Ms. Ni have also been appointed to serve on the compensation and nominating committees.

Ron Chan, Chairman and CEO of ChinaCast Education commented, “We are very pleased to welcome Mr. Markscheid and Ms. Ni to our board. Their extensive experience in corporate finance and governance in the United States and Asia brings valuable expertise and knowledge that will benefit ChinaCast as we continue to grow our business.  By strengthening our Board of Directors and corporate governance, we are confident in our ability to thoroughly evaluate all strategic options and growth initiatives which will best serve our shareholders both in the short and long term. The recent adoption of our shareholder rights plan is also a key component of this enhanced commitment.”

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities:  The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan.  These universities offer four year and three year, career-oriented bachelor's degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation
Michael Santos, President-International
+1-347-482-1588
mjsantos@chinacasteducation.com

MZ-HCI
Ted Haberfield, President
+1-760-755-2716
thaberfield@hcinternational.net